Exhibit 10(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of BlackRock Funds VI of our report dated February 26, 2018, relating to the financial statements and financial highlights, which appears in BlackRock CoreAlpha Bond Fund’s Annual Report on Form N-CSR for the year ended December 31, 2017.

We also consent to the incorporation by reference in this Registration Statement on Form N-1A of Master Investment Portfolio II of our report dated February 26, 2018, relating to the financial statements of CoreAlpha Bond Master Portfolio, which appears in BlackRock CoreAlpha Bond Fund’s Annual Report on Form N-CSR for the year ended December 31, 2017.

We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
July 2, 2018